UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Loral Space & Communications Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LORAL SPACE & COMMUNICATIONS INC.

Supplement to Proxy Statement

This Supplement provides updated information with respect to the 2013 Annual Meeting of Stockholders of Loral Space & Communications Inc. (the “Company”) which will be held at offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:30 A.M., on Monday, December 9, 2013.

Update to Ownership of Voting Common Stock

Voting Common Stock Ownership by Directors and Executive Officers

The table contained on Page 40 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 7, 2013, which presents the number of shares of Voting Common Stock beneficially owned by the directors, the named executive officers and all directors, named executive officers and all other executive officers as a group as of October 28, 2013, is updated as follows. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes:

	Amount and Nature
	of Beneficial		Percent of
Name of Individual	Ownership		Class(1)

John Capogrossi	7,803		*

John Celli	0		*

Hal Goldstein	6,000	(2)	*

John D. Harkey, Jr.	6,000	(3)	*

Avi Katz	0		*

Richard P. Mastoloni	12,798		*

Mark H. Rachesky, M.D.	8,144,719	(4)	38.0%

Harvey B. Rein	3,000		*

Arthur L. Simon	0	(5)	*

John P. Stenbit	6,000	(6)	*

Michael B. Targoff	124,766	(7)	*

All directors, named executive officers and other executive officers as a group (11 persons)	8,311,086	(8)	38.8%

*	Represents holdings of less than one percent.

(1)	Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 21,414,212 shares of Voting Common Stock outstanding as of October 28, 2013.

(2)	Does not include 8,951 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock. The number of restricted stock units reflects an equitable adjustment made to the Company’s outstanding restricted stock units in connection with the declaration by the Company of the Special Dividend. The number of outstanding restricted stock units was multiplied by the Special Dividend Adjustment Ratio. The number of Mr. Goldstein’s restricted stock units was not adjusted as a result of the Special Distribution as he elected instead to receive a distribution equivalent right and, therefore, is entitled to receive a payment equal to $29.00 in value in respect of each outstanding restricted stock unit upon settlement.

(3)	Does not include 14,040 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock. The number of restricted stock units reflects equitable adjustments made to the Company’s outstanding restricted stock units in connection with the declaration by the Company of the Special Dividend and the Special Distribution. The number of outstanding restricted stock units was multiplied by the Special Dividend Adjustment Ratio and the Special Distribution Adjustment Ratio.

(4)	Includes 8,129,719 shares of Voting Common Stock held by funds affiliated with MHR and 15,000 shares of Voting Common Stock held directly by Dr. Rachesky. Does not include 35,102 vested restricted stock units held directly by Dr. Rachesky, payable, in the sole discretion of the Company, in cash or in stock. The number of restricted stock units reflects equitable adjustments made to the Company’s outstanding restricted stock units in connection with the declaration by the Company of the Special Dividend and the Special Distribution. The number of outstanding restricted stock units was multiplied by the Special Dividend Adjustment Ratio and by the Special Distribution Ratio. Does not include 9,505,673 shares of Non-Voting Common Stock held by funds affiliated with MHR. Dr. Rachesky is deemed to be the beneficial owner of Voting Common Stock and Non-Voting Common Stock held by the funds affiliated with MHR by virtue of his status as the managing member of MHRC, MHRC II, Institutional Advisors III and MHR Holdings and as manager of MHRC I. See “Ownership of Voting Common Stock – Principal Holders of Voting Common Stock” above.

(5)	Does not include 12,080 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock. The number of Mr. Simon’s restricted stock units was not adjusted as a result of the Special Dividend as he elected instead to receive a dividend equivalent right and, therefore, is entitled to receive a payment equal in value to $13.60 in respect of each outstanding restricted stock unit upon settlement. The number of restricted stock units reflects an equitable adjustment made to the Company’s outstanding restricted stock units in connection with the declaration by the Company of the Special Distribution. The number of outstanding restricted stock units was multiplied by the Special Distribution Adjustment Ratio.

(6)	Includes 6,000 shares of Voting Common Stock owned by a trust for the benefit of Mr. Stenbit’s wife of which Mr. Stenbit disclaims beneficial ownership. Does not include 14,040 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock. The number of restricted stock units reflects equitable adjustments made to the Company’s outstanding restricted stock units in connection with the declaration by the Company of the Special Dividend and the Special Distribution. The number of outstanding restricted stock units was multiplied by the Special Dividend Adjustment Ratio and the Special Distribution Adjustment Ratio.

(7)	Includes 81,872 shares owned directly, 17,000 shares owned by a trust of which Mr. Targoff is a trustee and of which Mr. Targoff disclaims beneficial ownership and 25,894 shares owned by a charitable foundation of which Mr. Targoff is president and of which Mr. Targoff disclaims beneficial ownership.

(8)	Does not include 84,213 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock. Restricted stock units held by Dr. Rachesky and Messrs. Goldstein, Harkey and Stenbit were adjusted as a result of the Special Dividend; restricted stock units held by Mr. Simon were not adjusted as he elected instead to receive a dividend equivalent right, and, therefore, is entitled to a payment equal in value to $13.60 in respect of each outstanding restricted stock unit upon settlement. Restricted stock units held by Dr. Rachesky and Messrs. Harkey, Simon and Stenbit were adjusted as a result of the Special Distribution; restricted stock units held by Mr. Goldstein were not adjusted as he elected instead to receive a distribution equivalent right, and, therefore, is entitled to a payment equal in value to $29.00 in respect of each outstanding restricted stock unit upon settlement.